Exhibit 5

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

December 2, 2008

Staples, Inc.

Five Hundred Staples Drive

Framingham, Massachusetts 01702

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about December 2, 2008 (the “Registration Statement”) for the registration of an unlimited amount of debt securities (“Debt Securities”) of Staples, Inc., a Delaware corporation (the “Company”).

We are acting as counsel for the Company in connection with the Registration Statement relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of the Debt Securities. The Debt Securities will be offered pursuant to an indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and HSBC Bank USA, National Association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement.  If specified in the applicable prospectus supplement, the Debt Securities will be fully and unconditionally guaranteed (the “Guarantees”) by Staples the Office Superstore, LLC, a Delaware limited liability company, Staples the Office Superstore East, Inc., a Delaware corporation, Staples Contract & Commercial, Inc., a Delaware corporation, and Staples the Office Superstore, Limited Partnership, a Massachusetts limited partnership (each individually a “Guarantor” and collectively the “Guarantors”). The term “Securities” as used herein shall mean the Debt Securities and the related Guarantees.

We have examined and relied upon the Registration Statement and the form of Indenture included as an exhibit to the Registration Statement. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and the Guarantors, such other agreements and instruments, certificates of public officials, officers of the Company and the Guarantors and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006
Beijing Berlin Boston Brussels London Los Angeles New York Oxford Palo Alto Waltham Washington

us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company and the Guarantors provided to us by the Company.

In rendering the opinions set forth below, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by all requisite action, corporate or other, by the Company and the Guarantors; (ii) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, (iii) the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us and will be a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed the due authentication of the Securities by the Trustee, that there will not have occurred, prior to the date of issuance of any Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of any Securities, the Boards of Directors, the Managers and the sole General Partner, as applicable, of the Company and the Guarantors (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors, the Managers or the sole General Partner, as the case may be) have not taken any action to rescind or otherwise reduce their prior authorization of the issuance of the Securities.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the State of New York, the Delaware General Corporation Law, the Massachusetts Uniform Limited Partnership Act and the federal laws of the United States of America.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company or the Guarantors of the Indenture or the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when (i) the Indenture has been duly executed and delivered by the Company and the Guarantors, (ii) the final terms of the Debt Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the final terms of the Debt Securities and Guarantees have been duly authorized and established by all requisite action, corporate or other, by the Company and the Guarantors; and (iv) such Debt Securities and Guarantees have been duly executed by the Company and the Guarantors, as the case may be, and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and subject to the final terms of the Debt Securities and Guarantees complying with then applicable law, not resulting in a default under or a breach of any agreement or instrument binding upon the Company or the Guarantors and complying with any requirement or restriction imposed by any court or governmental entity having jurisdiction over the Company or the Guarantors, the Debt Securities and Guarantees will constitute valid and binding obligations of the Company and the Guarantors, as the case may be, enforceable against the Company and the Guarantors, as the case may be, in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Mark G. Borden
Mark G. Borden, a Partner